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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         WINDMERE-DURABLE HOLDINGS, INC.

         Pursuant to the provisions of Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned corporation hereby adopts the following Second Amended and Restated Articles of Incorporation:

                                   ARTICLE ONE

         The name of this corporation shall be: APPLICA INCORPORATED (the "Corporation").

                                   ARTICLE TWO

         The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the laws of the State of Florida. The Corporation shall have all of the general and additional powers and rights now or hereafter conferred upon it by law.

                                  ARTICLE THREE

         The maximum number of shares of stock which the Corporation is authorized to have at any time is 75,000,000 shares of common stock, having a par value of $.10 per share, the consideration for the issuance of which shall be fixed by the Board of Directors.

         The Corporation shall have the power to issue the whole or any part of the shares of its capital stock as partly paid, subject to calls thereon until the whole thereof shall have been paid in full; this is to be determined by the Board of Directors. All holders of stock shall be entitled to vote the same whether said stock be fully or partially paid unless determined otherwise by the Board of Directors at or before the time of the issuance thereof.

                                  ARTICLE FOUR

         The Corporation shall have permanent and perpetual existence.



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                                  ARTICLE FIVE

         The post office address of the principal office of the Corporation shall be 5980 Miami Lakes Drive, Miami Lakes, Florida 33014, but other offices for the transaction of business may be located wherever the Board of Directors may deem necessary or fit.

                                   ARTICLE SIX

         SECTION 1. NUMBER, ELECTION AND TERM OF OFFICE. The business of the Corporation shall be managed by a Board of Directors who need not be shareholders of the Corporation. The number of directors shall be 15, which number may be increased or decreased from time to time by resolution of the majority of the Board of Directors, but shall not be less than seven nor more than 15.

         The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. The terms of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class. No decrease in the number of directors shall shorten the term of any incumbent director.

         At each annual meeting, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if different, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. At each annual meeting of shareholders, the nominees receiving the highest number of votes will be elected.

         SECTION 2. REMOVAL. Any director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction; or
(b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal.

         Removal for cause, as defined in (a) and (b) above, must be approved by at least a majority vote of the shares of the Corporation then entitled to vote at an election for that director or by at least a majority of the total number of directors. Any action for the removal of a director must be brought within one year of such conviction or adjudication.



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         SECTION 3. VACANCIES. Any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, the creation of a new directorship by an increase in the authorized number of directors, or otherwise shall be filled by a majority vote of the directors then in office, though less than a quorum of the entire Board of Directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at the nest Annual Meeting of Shareholders.

         SECTION 4. AMENDMENT, ALTERATION, REPEAL, ETC. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 67% of the shares of the Corporation then entitled to vote in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Six.

                                  ARTICLE SEVEN

         Upon the election of the Board of Directors by the shareholders, such Board shall manage the business and affairs of the Corporation without the need of further authorization from the shareholders, except as otherwise provided by law. An action of the Board may be rescinded only upon a vote of shareholders having two-thirds (2/3) of the stock of the Corporation which may at any time be actually issued, unless otherwise provided for by the Bylaws.

                                  ARTICLE EIGHT

         No shareholder of the Corporation shall, because of his ownership of stock, have a preemptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned, or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by this Articles of Incorporation or by amended articles, duly filed, may at any time be issued, optioned for sale, and sold or disposed of by the Corporation pursuant to resolution of the Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing shareholders.

                                  ARTICLE NINE

         SECTION 1. (a) In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article Nine:

                           (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation




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         (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of an Interested Shareholder; or

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $4,000,000 or more; or

                           (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or to any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $4,000,000; or

                           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                           (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any of any Interested Shareholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (b) The term "Business Combination" as used in this Article Nine shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of subparagraph (a) of this paragraph 1.

         SECTION 2. The provisions of paragraph 1 of this Article Nine shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Articles of Incorporation, any agreement with any national securities exchange or otherwise, but not the vote called for in subparagraph 1(a) of this Article Nine, if all of the conditions specified in EITHER of the following subparagraphs (a) or (b) are met:




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                  (a) The Business Combination shall have been approved by both
(i) a majority of the Continuing Directors (as hereinafter defined), even if the Continuing Directors do not constitute a quorum of the entire Board of Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; and (ii) the affirmative vote of the holders of at least fifty-one percent (51%) of the Voting Stock who are Unaffiliated Shareholders (as hereinafter defined).

                  (b) All of the following conditions shall have been met:

                           (i) The consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"). If, within such two-year period, the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Shareholder within such two-year period.

                           (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this subparagraph
         (b)(ii) shall be required to be met with respect to all shares of Voting Stock outstanding whether or not the Interested Shareholder or any Affiliate or Associate of such Interested Shareholder has previously acquired any shares of Voting Stock:

                                    (A) (if applicable) the highest per share
                  price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder or by any Affiliate or Associate of such Interested Shareholder for any shares of Voting Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher;

                                    (B) the Fair Market Value per share of
                  Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                                    (C) the highest preferential amount per
                  share, if any, to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.




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                           (iii) After such Interested Shareholder has become an
         Interested Shareholder and prior to the consummation of such Business
         Combination: (a) there shall have been (I) no failure to declare and pay at the regular rate therefor any full quarterly dividends (whether or not cumulative) on the outstanding shares of any class of the corporation's stock, except as approved by a majority of the Continuing Directors, (II) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (III) an increase in the annual rate of dividends paid on any class of the corporation's Voting Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                           (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Shareholder's capacity as a shareholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  (c) For the purposes of this Article Nine:

                           (i) A "person" shall mean any individual, partnership, firm, corporation or other entity.

                           (ii) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                                    (A) is the beneficial owner of more than ten
                  percent of the voting power of the outstanding Voting Stock;
                  or



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                                    (B) is an Affiliate or Associate of the
                  Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent or more of the voting power of the then outstanding Voting Stock; or

                                    (C) is an assignee of or has otherwise
                  succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                           (iii) "Beneficial Owner" shall have the meaning assigned to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1984.

                           (iv) For the purposes of determining whether a person is an Interested Shareholder pursuant to subsection (ii) of this subparagraph (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (iii) of this subparagraph (c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

                           (v) "Affiliate" or "Associate" shall mean the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1984.

                           (vi) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection (ii) of this subparagraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           (vii) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) is neither the Interested Shareholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or the relative of any of the foregoing, and (ii) was either (a) a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (b) a successor of a Continuing Director described in clause (a) who is recommended to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.


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                           (viii) "Fair Market Value" means: (a) in the case of
         stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
         (b) in the case of property other than cash or stock, the fair market value of such property on the date in question is determined by a majority of the Continuing Directors in good faith.

                           (ix) "Unaffiliated Shareholder" means any shareholder of the Corporation who is neither the Interested Shareholder involved in the Business Combination as to which a vote of Unaffiliated Shareholders is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or a relative of any of the foregoing.

                           (x) "Voting Stock" means all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                           (xi) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subsection 2(b)(ii) of this Article Nine shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (d) A majority of the Continuing Directors, if any, constitute a majority of the total number of directors (whether or not there exist any vacancies in directorships at the time any such determination as is hereinafter in this subparagraph (d) specified is to be made by the Board) shall have the power and fiduciary duty to all of the shareholders to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Nine, including, without limitation, (1) whether a person is an Interested Shareholder or an Unaffiliated Shareholder;
(2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; (4) whether the applicable conditions set forth in subsection (ii) of subparagraph 2(b) have been met with respect to any Business Combination; and (5) whether the assets




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which are the subject of any Business Combination referred to in subsection (ii)
of subparagraph 1(a) have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in subsection (iii) in subparagraph 1(a), has an aggregate Fair Market Value of $4,000,000 or more.

                  (e) Nothing contained in this Article Nine shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                  (f) Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provisions inconsistent with, this Article Nine.

                                   ARTICLE TEN

         SECTION 1. Any action required or permitted to be taken by the shareholders of the Corporation must be taken at a duly called annual or special meeting of shareholders of the Corporation. No shareholder action may be taken by a consent in writing.

         SECTION 2. The Corporation shall call a special meeting upon the written request of the Chairman, the President, a majority of the Board of Directors acting with or without a meeting, or the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting.

         SECTION 3. Upon request in writing delivered either in person or by registered or certified mail to the Secretary of the Corporation by the persons herein entitled to request the calling of a special meeting of shareholders, the Board of Directors shall fix the Record Date for and the place, date and hour of the meeting, and the Secretary shall give notice of such meeting and the place, day and hour and the purpose or purposes thereof to the shareholders entitled thereto.

         SECTION 4. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the Bylaws of the Corporation), the provisions of this Article Ten may be altered, amended or repealed, or a conflicting amendment adopted only by the affirmative vote of 80% or more of the voting power of all the shares of common stock of the Corporation entitled to vote generally in the election of directors.


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